Exhibit 10.8

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”), effective as of [______], 2013 is entered into by and between Silver Eagle Acquisition Corp. (the “Company”) and James A. Graf (the “Consultant”).

WHEREAS, the Consultant has experience providing financial advisory services and the Company wishes to retain the Consultant to provide financial advisory services to the Company on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, IT IS HEREBY AGREED AS FOLLOWS:

1.            Engagement. The Company hereby engages the Consultant, and the Consultant hereby agrees to serve the Company to the best of his ability to provide financial advisory services to the Company during the Term (as defined below) as and when requested by the Company (the “Consulting Obligations”). The Consultant shall devote his attention, skill, energy and efforts to faithfully and effectively perform his duties hereunder.

2.            Term. The Consultant’s obligation to perform the Consulting Obligations and the Company’s obligations to compensate the Consultant hereunder shall terminate on the earlier of (i) the date which is 30 days from the date one party sends written notice to the other party with respect to the termination of this Agreement, which a party can exercise at any time and (ii) the closing date of the Company’s initial business combination as such term is used in the Company’s Registration Statement (No. 333-189498) on Form S-1, as amended, (the “Term”) and upon which date this Agreement other than the provisions of Sections 5 through 11 applicable thereto shall terminate.

3.            Fees. During the Term, in consideration for the Consultant’s services to be performed hereunder, the Company shall pay the Consultant a consulting fee, monthly in arrears, at the rate of $15,000 per month for each month (or portion thereof) that the Company engages the Consultant to perform consulting services plus, in the event that the Consultant is no longer receiving medical insurance from an employer, an additional amount per month to reimburse the Consultant for the purchase of such insurance.

4.            Expenses. During the Term, the Company shall reimburse the Consultant for the Consultant’s reasonable and documented travel expenses incurred at the request of the Company. The Consultant shall not be entitled to any other benefits from the Company or its affiliates.

5.            Covenants of the Consultant.

(A)            Confidential Information. “Confidential Information” means all information (whether written or oral) and materials concerning the Company or any business or assets that the Company may target for acquisition which the Company and/or its affiliates or their employees or representatives has furnished or may hereafter furnish to the Consultant or which the Consultant learns in connection with the performance of his duties hereunder. Confidential Information specifically includes, but is not limited to, pricing, costs, other financial information, drawings, artwork, designs, formulations, processes, patent applications, research procedures, models, prototypes, samples, specifications, test results, analyses, software, forecasts and studies. Notwithstanding the foregoing, Confidential Information does not include any information or materials which the Consultant can clearly demonstrate (a) is or becomes generally available to the public other than as a result of an unauthorized disclosure by the Consultant, (b) is or becomes available to the Consultant from a third party, other than on a confidential basis from the Company or its affiliates, which third party represents to the Consultant that it is entitled to disclose such information, (c) was known to the Consultant prior to receipt thereof by the Consultant from the Company or its affiliates, or (d) is approved for release by the express prior written authorization of Company or its affiliates and then only after such approval and only for the purpose specified.

(B)            Confidentiality and Non-Use. The Consultant shall keep or cause to be kept in strict confidence all Confidential Information and shall not use it or disclose it to anyone except in connection with the fulfillment of the Consulting Obligations (and, in the case of disclosure to a third party, only if the third party to whom it is disclosed agrees to keep it confidential in accordance with this Agreement). If the Consultant makes any copies of the Confidential Information or any abstracts or summaries thereof or references thereto in any other document, he will keep a record in each such instance. Upon the Company’s written request, the Consultant will either destroy or return to the Company all Confidential Information which is in tangible form, including any copies thereof which the Consultant may have made, and the Consultant will destroy all abstracts and summaries thereof and destroy or delete all references thereto in his documents, and certify to the Company that he has done so. If the Company notifies the Consultant in writing as to any of the Confidential Information which it does not wish copied, the Consultant shall so comply and upon the Company’s written request shall certify such compliance to the Company in writing.

(C)            Legal Requirement to Disclose. In the event that the Consultant or to the Consultant’s knowledge anyone to whom the Consultant transmits the Confidential Information pursuant to this Agreement becomes legally compelled to disclose any of the Confidential Information, the Consultant will provide the Company with prompt notice, if lawful, so that the Company may seek a protective order or other appropriate remedy or waive compliance with the provisions of this Agreement. If such protective order or other remedy is not obtained, or if the Company waives compliance with the provisions of this Agreement, the Consultant will furnish only that portion of the Confidential Information which the Consultant is advised by its counsel is legally required to be furnished.

(D)            Conduct. The Consultant agrees that he will not, directly or indirectly, individually or in concert with others, engage in any conduct or make any statement calculated or likely to have the effect of undermining, disparaging or otherwise reflecting poorly upon the Company or its affiliates or their good will, products or business opportunities, or in any manner detrimental to the Company, its successors and assigns, and its affiliates, their shareholders, officers, directors, or employees, past, present and future. The foregoing shall apply (but not be limited to) oral, written or other communications with former, existing and potential employees, officers, directors, customers and suppliers.

(E)            Remedies/Specific Performance. In the event of a breach or a threatened breach of any of the provisions of this Section 5, the Company and its affiliates, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security).

6.            Benefits, etc. The Consultant shall be responsible for all personal income and other payroll taxes payable with respect to compensation received hereunder and accepts exclusive liability for all contributions required under social security laws and unemployment compensation laws or other payments under any laws of similar character for the Consultant. The Consultant shall not be entitled to receive any benefits under any employee benefit plan or program of any kind maintained by the Company.

7.            Entire Agreement. This Agreement constitutes the entire agreement between the Consultant and the Company with respect to its subject matter and supersedes all prior discussions and agreements relating to its subject matter.

8.            Enforceability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If any provision of this Agreement shall, in whole or in part, become or be held invalid or unenforceable, all other provisions of this Agreement shall remain in full force and effect. The parties undertake to replace such invalid or unenforceable provisions with such valid and enforceable provisions, which accomplish as far as possible the purpose and intent of the parties with respect to the invalid or unenforceable provision. The same shall apply accordingly to any situation not contemplated under or covered by this Agreement.

9.            Counterparts; Assignment; Notices. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Except as expressly provided herein or therein, the rights and obligations of this Agreement may not be assigned by the Consultant without the prior written consent of Company. All notices, requests, demands, claims, and other communications hereunder shall be in writing.

10.            Amendments and Waivers. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by the Company and the Consultant. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties.

11.            Governing Law and Arbitration. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California. The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Agreement shall, in lieu of a jury or other civil trial, be settled by final and binding arbitration before a single arbitrator in Los Angeles, California and shall be conducted in accordance with then-current rules of the American Arbitration Association. This agreement to arbitrate includes all claims whether arising in tort or contract and whether arising under statute or common law. The obligation to arbitrate such claims shall continue forever, and the arbitrator shall have jurisdiction to determine the arbitrability of any claim. The arbitrator shall have the power to award any remedies, including attorneys’ fees and costs, available under applicable law. The arbitrator shall not have the authority to add to, subtract from or modify any of the terms of this Agreement. Judgment on any award rendered by the arbitrator may be entered and enforced by any court having jurisdiction thereof. The costs of the arbitration, including the arbitrator’s fees, shall be borne equally by the parties to the arbitration, unless the arbitrator orders otherwise, and each party shall be responsible for paying its own other costs for the arbitration, including, but not limited to, attorneys’ fees, witness fees, transcript fees, or other litigation expenses that such party would otherwise be required to bear in a court action, unless the arbitrator orders otherwise. Notwithstanding the foregoing, the Company shall be entitled to apply to any court of law or equity of competent jurisdiction for the relief specified in Section 5(E) hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Consultant and the Company have executed this Agreement effective as of the date first written above.

Silver Eagle Acquisition Corp.

By:
James A. Graf		Name: Jeff Sagansky
Title: President